Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to The Stanley Works 2009 Long Term Incentive Plan, as amended as of March 12, 2010, of our report dated February 19, 2010, with respect to the consolidated financial statements and schedule of The Black & Decker Corporation included in Stanley Black & Decker, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2010.

/s/ Ernst & Young LLP
Baltimore, Maryland
March 12, 2010